                                                                    EXHIBIT 11.0

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
     COMPUTATION OF HISTORICAL PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                         THREE MONTHS ENDED MARCH
                                                                                                   31,
                                                                                         ------------------------
                                                                                            1997         1996
                                                                                         -----------  -----------
PRIMARY EARNINGS PER SHARE
Loss before extraordinary loss on extinguishment of debt...............................  $    (2,270) $    (3,673)
Extraordinary loss on extinguishment of debt...........................................           --         (283)
                                                                                         -----------  -----------
Net loss...............................................................................       (2,270)      (3,956)
Less preferred stock dividends.........................................................          (22)          --
                                                                                         -----------  -----------
Net loss applicable to common stock....................................................  $    (2,292) $    (3,956)
                                                                                         -----------  -----------
                                                                                         -----------  -----------
NUMBER OF SHARES ON WHICH NET LOSS PER SHARE IS BASED:
  Historical weighted average common shares outstanding................................      126,666       10,000
  Reorganization stock dividend (227.010528 shares for each common share)..............   28,754,515    2,270,105
  Reorganization shares issued.........................................................    4,335,499           --
  Public offering shares issued........................................................    8,170,000           --
  Additional shares issued to underwriters.............................................    1,225,500           --
                                                                                         -----------  -----------
  Weighted average common shares before dilutive effect of common stock equivalents....   42,612,180    2,280,105
                                                                                         -----------  -----------
Common stock equivalents:
  Warrants.............................................................................           --           --
  Options..............................................................................           --           --
                                                                                         -----------  -----------
  Weighted average common shares.......................................................   42,612,180(a)   2,280,105(a)
                                                                                         -----------  -----------
                                                                                         -----------  -----------
PRIMARY EARNINGS PER SHARE:
  Loss per share before extraordinary loss.............................................  $     (0.05) $     (1.61)
  Extraordinary loss per share.........................................................           --        (0.12)
                                                                                         -----------  -----------
  Net loss per share...................................................................        (0.05)       (1.73)
  Less preferred stock dividends.......................................................           --           --
                                                                                         -----------  -----------
  Net loss per share applicable to common stock........................................  $     (0.05) $     (1.73)
                                                                                         -----------  -----------
                                                                                         -----------  -----------
FULLY DILUTED EARNINGS PER SHARE (B)
Loss before extraordinary loss on extinguishment of debt...............................  $    (2,270) $    (3,673)
Extraordinary loss on extinguishment of debt...........................................           --         (283)
                                                                                         -----------  -----------
Net loss applicable to common stock....................................................       (2,270)      (3,956)
Less preferred stock dividend..........................................................          (22)          --
                                                                                         -----------  -----------
Net loss applicable to common stock....................................................  $    (2,292) $    (3,956)
                                                                                         -----------  -----------
                                                                                         -----------  -----------
NUMBER OF SHARES ON WHICH NET LOSS PER SHARE IS BASED:
  Historical weighted average common shares outstanding................................      126,666       10,000
  Reorganization stock dividend (227.010528 shares for each common share)..............   28,754,515    2,270,105
  Reorganization shares issued.........................................................    4,335,499           --
  Public offering shares issued........................................................    8,170,000           --
  Additional shares issued to underwriters.............................................    1,225,500           --
                                                                                         -----------  -----------
  Weighted average common shares before dilutive effect of common stock equivalents....   42,612,180    2,280,105
                                                                                         -----------  -----------
  Common stock equivalents:
  Warrants.............................................................................   14,385,741   14,359,951
  Options..............................................................................      616,759           --
  Convertible Preferred Stock..........................................................      367,112           --
                                                                                         -----------  -----------
  Weighted average common shares.......................................................   57,981,792   16,640,056
                                                                                         -----------  -----------
                                                                                         -----------  -----------
FULLY DILUTED EARNINGS PER SHARE:
  Loss per share before extraordinary loss.............................................  $     (0.04) $     (0.22)
  Extraordinary loss per share.........................................................           --        (0.02)
                                                                                         -----------  -----------
  Net loss per share...................................................................        (0.04)       (0.24)
  Less preferred stock dividend........................................................           --           --
                                                                                         -----------  -----------
  Net loss per share applicable to common stock........................................  $     (0.04) $     (0.24)
                                                                                         -----------  -----------
                                                                                         -----------  -----------
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(a) For the three months ended March 31, 1997 and 1996 the Company reported losses, therefore under APB Opinion No. 15, the warrants and the options were excluded from the weighted average common shares outstanding since their effect was antidilutive.

(b) This calculation is presented in accordance with the Securities Exchange Act of 1934. Under APB Opinion No. 15, the fully diluted earnings per share calculation would generate a loss per share of $.05 and $1.73 for 1997 and 1996, respectively.